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CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

                                  CERTIFICATION

     R. Jay Gerken, Chief Executive Officer, and Lewis E. Daidone, Chief Administrative Officer of Salomon Brothers Variable Series Funds Inc - Salomon Brothers Variable Strategic Bond Fund (the "Registrant"), each certify to the best of his or her knowledge that:

     1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                                  Chief Administrative Officer
Salomon Brothers Variable Series Funds Inc               Salomon Brothers Variable Series Funds Inc
Salomon Brothers Variable Strategic Bond Fund            Salomon Brothers Variable Strategic Bond Fund


/s/ R. Jay Gerken                                        /s/ Lewis E. Daidone
---------------------------                              -------------------------------
R. Jay Gerken                                            Lewis E. Daidone
Date: August 28, 2003                                    Date: August 28, 2003

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.